EXHIBIT 23.1

                            Consent of Moss Adams LLP

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MOSS ADAMS LLP [LOGO OMITTED]
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CERTIFIED PUBLIC ACCOUNTANTS                      601 West Riverside, Suite 1800
                                                  Spokane, WA  99201-0663

                                                  Phone 509.747.2600
                                                  Toll Free 1.800.888.4065
                                                  FAX 509.624.5129
                                                  www.mossadams.com







                       CONSENT OF INDEPENDENT ACCOUNTANTS
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         We hereby consent to the use in Amendment Number 2 to the Registration
Statement on Form S-1 of our report dated January 30, 2004, on the consolidated statement of financial condition of Home Federal Savings and Loan Association of Nampa as of September 30, 2003, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended September 30, 2003, which appears in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


/s/ MOSS ADAMS LLP


Spokane, Washington
July 19, 2004



A member of                                                           Offices in
Moores Rowland International                                 Principal Cities of
an association of independent                                 Washington, Oregon
accounting firms throughout                                       and California
the world